ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090497214-98
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 06/22/2009 9:48 AM
	Entity Number E0335502009-7

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: NORTHUMBERLAND RESOURCES, INC.

2. Registered Agent for Service of Process: (check only one box)
[X] Commercial Registered Agent: Empire Stock Transfer Inc. (Name)
[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:
Street Address: City: Nevada Zip Code:
Mailing Address (if different from street address): City: Nevada Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)
Number of shares with par value: 100,000,000 — Par value per share: $ 0.001 — Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)
1) Name: B. GEOFFREY SCALES
Street Address: 357 UNIVERSITY AVE., CHARLOTTETOWN — City: PEI, CANADA — State: — Zip Code: C1A 4M9
2) Name:
Street Address: City: State: Zip Code:

5. Purpose: (optional; see instructions)
The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)
Name: MATTHEW J. BLEVINS — X [signature] Incorporator Signature
Address: 2470 Saint Rose Pkwy, Suite 304 — City: Henderson — State: NV — Zip Code: 89074

7. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.
X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: June 19, 2009

This form must be accompanied by appropriate fees.